UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-166786	45-3849662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC	29601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 751-4880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On April 22, 2014, Scio Diamond Technology Corporation (the “Company”) issued a press release relating to proposals made by a small group of shareholders to amend the Company’s Bylaws and nominate directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Important Additional Information and Where to Find It

This filing and press release may be deemed to be solicitation material in respect of the proposed changes to the Company’s Bylaws and director nominations made by a small group of stockholders (the “Proposals”). In connection with the Proposals, the Company may file relevant materials, including other soliciting materials, with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH SOLICITING MATERIAL IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation materials and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.sciodiamond.com/investors-news/sec-filings.

Participants in the Solicitation

The Company and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from the Company’s stockholders in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Proposals and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on June 28, 2013 (the “Annual Report”) and other materials to be filed with the SEC. To the extent holdings of the Company’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits

99.1                        Press Release of Scio Diamond Technology Corporation, dated April 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scio Diamond Technology Corporation

Date: April 22, 2014	/s/ Michael McMahon
By: Michael McMahon
Its: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Scio Diamond Technology Corporation, dated April 22, 2014.